Exhibit 99.1

Community Capital Corporation Reports First Quarter Earnings

    GREENWOOD, S.C.--(BUSINESS WIRE)--April 21, 2004--Community Capital Corporation (AMEX: CYL) today reported operating results for the first quarter ending March 31, 2004.
    Net income for the first quarter was $1,274,000, an increase of six percent over $1,200,000 in the first quarter of 2003. Diluted earnings per share were $0.34 for the first quarter of 2004 compared to $0.33 for the same period in 2003.
    William G. Stevens, President/CEO of Community Capital Corporation stated, "Our most significant accomplishment this quarter was our merger with Abbeville Capital Corporation that was completed as of March 4, 2004. The impact of this consolidation will be accretive to earnings this year. While this merger helped us grow assets significantly during the first quarter, we believe that the increase in market capitalization, liquidity in our stock, and geographic footprint will more than offset ownership dilution to current shareholders as we follow the strategic plan that our owners desire.
    "We have announced plans to open branches in the dynamic growth markets of Greer and Greenville, South Carolina. Both of these offices have regulatory approval and we anticipate opening in Greer in the third quarter of 2004 and our second Greenville office in the first quarter of 2005.
    "We continue to improve our net interest margin in spite of the prolonged difficult interest rate environment. This continued increase in net interest margin has allowed us to offset the reduction in income that we have experienced in the mortgage lending arena. We are well positioned for interest rate increases that many are forecasting in the near future."
    Return on average assets for the first quarter was 1.15 percent for 2004 compared to 1.27 percent for 2003. Return on average equity was 10.78 percent compared to 11.12 percent in 2003. Shareholders' equity at the end of the quarter was $55,296,000, 22 percent over the same period in 2003. Total assets increased 28 percent to $499,157,000 at March 31, 2004 from $389,632,000 March 31, 2003. Of the
$109,525,000 increase in assets, $82,132,000 was attributable to our merger with Abbeville Capital Corporation. Total loans increased $73,271,000, or 24 percent, $35,335,000 of which was due to the merger with Abbeville, to $373,555,000 compared to $300,284,000. Total deposits increased 33 percent to $380,961,000 from $285,377,000, $52,674,000 of which was attributable to the Abbeville merger.
    Community Capital Corporation (AMEX: CYL) is the corporate parent of CapitalBank, which was formed January 2001 during a restructuring that consolidated the company's operations into a single subsidiary. CapitalBank operates 14 community oriented branches throughout upstate South Carolina that offer a full array of banking services.
    Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's latest Annual Report on Form 10-K.


INCOME STATEMENT DATA
(In thousands, except per share)
                                                        (Unaudited)
                                                    Three Months Ended
                                                          March 31
                                                      2004       2003

Interest income                                      5,612      5,328
----------------------------------------------------------------------
Interest expense                                     1,404      1,767
----------------------------------------------------------------------
Net interest income                                  4,208      3,561
----------------------------------------------------------------------
Provision for loan losses                              100        106
----------------------------------------------------------------------
Net int. income after provision                      4,108      3,455
----------------------------------------------------------------------
Non-interest income                                  1,196      1,160
----------------------------------------------------------------------
Non-interest expense                                 3,705      3,074
----------------------------------------------------------------------
Gain on sale of nonmarketable equity securities          -         39
----------------------------------------------------------------------
Income before taxes                                  1,599      1,580
----------------------------------------------------------------------
Income tax expense                                     325        380
----------------------------------------------------------------------
Net income                                           1,274      1,200
----------------------------------------------------------------------

----------------------------------------------------------------------
Primary earnings per share                           $0.35      $0.34
----------------------------------------------------------------------
Diluted earnings per share                           $0.34      $0.33
----------------------------------------------------------------------

----------------------------------------------------------------------
Average shares outstanding ( fully diluted)      3,751,615  3,682,254
----------------------------------------------------------------------
Return on average assets                              1.15%      1.27%
----------------------------------------------------------------------
Return on average equity                             10.78%     11.12%
----------------------------------------------------------------------
Net interest income (fully tax equivalent)           5,747      5,464
----------------------------------------------------------------------
Net interest margin (fully tax equivalent)            4.31%      4.27%
----------------------------------------------------------------------
Efficiency ratio                                     67.25%     63.00%
----------------------------------------------------------------------
BALANCE SHEET DATA
(In thousands, except per share data)
                                                        (Unaudited)
                                                          March 31
                                                        2004     2003

Total assets                                         499,157  389,632
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Investment securities                                 76,054   53,253
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Loans                                                373,555  300,284
----------------------------------------------------------------------
Allowance for loan losses                              5,005    4,332
----------------------------------------------------------------------
Total deposits                                       380,961  285,377
----------------------------------------------------------------------
Other borrowings                                      60,218   57,396
----------------------------------------------------------------------
Shareholders' equity                                  55,296   45,319
----------------------------------------------------------------------

----------------------------------------------------------------------
Book value per share                                  $14.20   $12.99
----------------------------------------------------------------------
Equity to assets                                       11.08%   11.63%
----------------------------------------------------------------------
Loan to deposit ratio                                  98.06%  105.22%
----------------------------------------------------------------------
Allowance for loan losses/loans                         1.34%    1.44%
----------------------------------------------------------------------

Average Balances:
                                                        (Unaudited)
                                                    Three Months Ended
                                                          March 31
                                                        2004     2003

Average total assets                                 443,694  383,015
----------------------------------------------------------------------
Average loans                                        340,819  297,329
----------------------------------------------------------------------
Average earning assets                               402,232  350,181
----------------------------------------------------------------------
Average deposits                                     335,689  274,392
----------------------------------------------------------------------
Average interest bearing deposits                    297,882  245,175
----------------------------------------------------------------------
Average other borrowings                              58,893   61,635
----------------------------------------------------------------------
Average shareholders' equity                          47,514   44,823
----------------------------------------------------------------------

----------------------------------------------------------------------
    Asset quality:
----------------------------------------------------------------------

----------------------------------------------------------------------
Non-performing loans                                   1,779    2,141
----------------------------------------------------------------------
Net charge-offs                                          111       56
----------------------------------------------------------------------
Net charge-offs to average loans                        0.03%    0.02%
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Summary of Abbeville Capital Corporation Merger Transaction:

 (In thousands)
 Cash and cash equivalents                                      4,164
----------------------------------------------------------------------
 Federal funds sold                                            14,291
----------------------------------------------------------------------
 Investment securities                                         17,163
----------------------------------------------------------------------
 Loans, net of allowance                                       35,335
----------------------------------------------------------------------
 Premises and equipment                                           979
----------------------------------------------------------------------
 Core deposit intangible asset                                    927
----------------------------------------------------------------------
 Goodwill                                                       6,937
----------------------------------------------------------------------
 Other assets                                                   2,336
----------------------------------------------------------------------

----------------------------------------------------------------------
     Total assets acquired                                     82,132
----------------------------------------------------------------------

----------------------------------------------------------------------
 Deposits                                                      52,674
----------------------------------------------------------------------
 Advances from the Federal Home Loan Bank                       3,091
----------------------------------------------------------------------
 Other Liabilities                                             10,956
----------------------------------------------------------------------

----------------------------------------------------------------------
     Total liabilities assumed                                 66,721
----------------------------------------------------------------------

----------------------------------------------------------------------
 Net assets acquired                                           15,411
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    CONTACT: Community Capital Corporation
             R. Wesley Brewer, 864-941-8290
             wbrewer@capitalbanksc.com
             or
             Lee Lee M. Lee, 864-941-8242
             llee@capitalbanksc.com
             www.comcapcorp.com